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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) FEBRUARY 7, 2006


                            NUVEEN INVESTMENTS, INC.

             (Exact name of Registrant as specified in its charter)


      DELAWARE                      1-11123                        36-3817266

  (State or other           (Commission File Number)             (IRS Employer
  jurisdiction of                                               Identification
   incorporation)                                                   Number)


333 WEST WACKER DRIVE, CHICAGO, ILLINOIS                    60606

(Address of principal executive offices)                 (Zip Code)


                                 (312) 917-7700

              (Registrant's telephone number, including area code)


                                       N/A

          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On February 7, 2006, the Compensation Committee (the "Committee") of the Board of Directors of Nuveen Investments, Inc. (the "Company") approved a formula guideline to be used in determining the amount of annual incentive awards to be paid to the Chief Executive Officer, President and other executive officers in 2007, based on 2006 performance. The formula will be applied by the Committee in the exercise of its discretion under the Executive Performance Plan ("Plan"). That Plan, approved by shareholders in May 2005, places a cap on awards to participants equal to 3% of Pre-Bonus Earnings Before Interest and Taxes (as defined in the plan), subject to negative discretion by the Committee.

         The new formula, which will serve as a guideline for the Committee, is based on the percentage change in the Company's fully-diluted Earnings Per Share ("EPS") in 2006 compared to 2005. The formula guideline does not establish a definite award based solely on EPS levels in 2006, because, in making awards under the Plan, the Committee retains discretion to consider other Company or individual performance measures that it deems appropriate and to increase or decrease the amount of annual incentive awards suggested by the guideline before they are granted, subject to the terms of the Plan. The awards under the Plan can be paid in a combination of cash and equity, in the Committee's discretion.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    NUVEEN INVESTMENTS, INC.

Date: February 13, 2006             By:  /s/ Alan G. Berkshire
                                        ---------------------------------------
                                    Name:  Alan G. Berkshire
                                    Title: Senior Executive Vice President






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